                                                                  EXHIBIT 10(ii)


                      FOURTH AMENDMENT AND WAIVER AGREEMENT

     THIS FOURTH AMENDMENT AND WAIVER AGREEMENT (this "Amendment"), dated as of April 3, 2001, is by and among Access Worldwide Communications, Inc. (the "Borrower"), certain subsidiaries of the Borrower identified on the signature pages hereto (the "Guarantors;" together with the Borrower, the "Credit Parties"), the lenders identified on the signature pages hereto (the "Lenders") and Bank of America, N.A., successor to NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have entered into that certain Credit Agreement dated as of March 12, 1999, as amended by that certain Amendment Agreement and Waiver dated as of April 14, 2000, that certain Second Amendment Agreement and Waiver dated as of June 9, 2000 and that certain Third Amendment dated as of March 28, 2001 (the "Credit Agreement");

     WHEREAS, as of April 2, 2001, the outstanding principal balance of the Revolving Loans was $15,842,603.44, the outstanding principal balance of the Swingline Loans was $182,423.13, the outstanding principal balance of LOC Obligations was $1,079,100.00 and the outstanding principal balance of the Term Loan was $17,801,562.00.

     WHEREAS, the Credit Parties have as of the fiscal quarter ending December 31, 2000 (a) exceeded the maximum Consolidated Leverage Ratio permitted by
Section 7.9(a) of the Credit Agreement, (b) exceeded the maximum Consolidated Senior Leverage Ratio permitted by Section 7.9(d) of the Credit Agreement, (c) failed to maintain the minimum Consolidated Fixed Charge Coverage Ratio required under Section 7.9(b) of the Credit Agreement, (d) exceeded the maximum Capital Expenditures permitted by Section 7.9(e) of the Credit Agreement, and (e) failed to maintain the minimum Consolidated EBITDA required by Section 7.9(f) of the Credit Agreement (collectively, the "Acknowledged Events of Default");

     WHEREAS, the Credit Parties have asked the Lenders to waive the Acknowledged Events of Default and to amend certain provisions of the Credit Agreement, and the Lenders have agreed to do so, but only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                                     PART I

                              AMENDMENT DEFINITIONS

     SUBPART 1.1. Definitions. Unless otherwise defined herein, or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                     PART II
                            AMENDMENTS AND AGREEMENTS

          SUBPART 2.1. Amendments to Section 1.1.

               (a) Amended and Restated Definitions. The following definitions are amended and restated in their entireties:

                    "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect from time to time, not to exceed the following amounts during the applicable period:

               Amount            Applicable Period
               ------            -----------------

               $18,500,000       April 3, 2001 through September 30, 2001
               $18,200,000       October 1, 2001 through October 31, 2001
               $17,900,000       November 1, 2001 through November 30, 2001
               $17,500,000       December 1, 2001 through December 30, 2001
               $17,000,000       December 31, 2001 through the Termination Date

                    "Credit Documents" means a collective reference to this
               Credit Agreement, the Notes, the LOC Documents, the Pledge Agreement, the Security Agreement, the Mortgages, each Joinder Agreement, the Agent's Fee Letter, the Warrant Documents, any and all amendments to the foregoing, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                    "Termination Date" means January 2, 2003.

               (b) New Definitions. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the alphabetically appropriate places:

                    "Forecast" means the company prepared report required under
               Section 7.1(b)(v) of the Credit Agreement.

                    "Fourth Amendment Effective Date" means the date upon which the last condition to effectiveness, contained in Part IV of that certain Fourth Amendment and Waiver Agreement dated as of April 3, 2001 is satisfied.

                    "Registration Rights Agreement" means the Registration
               Rights Agreement dated as of the Fourth Amendment Effective Date among the Borrower, the Agent and the Lenders, as amended, modified, restated or supplemented from time to time.

                    "Warrant" means the Warrant dated as of the Fourth Amendment
               Effective Date among the Borrower, the Agent and the Lenders, as amended, modified, restated or supplemented from time to time.

                    "Warrant Documents" means a collective reference to the
               Warrant, the Warrant Escrow Agreement and the Registration Rights Agreement.

                    "Warrant Escrow Agreement" means the Warrant Escrow
               Agreement dated as of the Fourth Amendment Effective Date among Investors Title Accommodation Corporation, as escrow agent, the Borrower, the Agent and the Lenders, as amended, modified, restated or supplemented from time to time.

     SUBPART 2.2. Amendment to Section 2.4(d). Section 2.4(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

               (d) Repayment. The aggregate principal amount of the Term Loan shall be repaid as follows:

                    (i)   Monthly Installments.
                          ---------------------

                          Date                                Amount
                          ----                                ------
                          January 1, 2002                    $350,000
                          February 1, 2002                   $350,000
                          March 1, 2002                      $350,000
                          April 1, 2002                      $350,000
                          May 1, 2002                        $350,000
                          June 1, 2002                       $350,000
                          July 1, 2002                       $350,000
                          August 1, 2002                     $350,000
                          September 1, 2002                  $350,000
                          October 1, 2002                    $350,000
                          November 1, 2002                   $350,000
                          December 1, 2002                   $350,000

                          Total                            $4,200,000

                    (ii)  Final Payment.

                          The remaining outstanding balance of the Term Loan
                    shall be due and payable on January 2, 2003.

     SUBPART 2.3. Amendment to Section 3.3(b). Section 3.3(b)(iv) is added to the Credit Agreement, which Section shall read in its entirety as follows:

                    (iv)  March 31, 2002 Prepayment.

                          In addition to the scheduled payments required in
                    Section 2.4(d), the Borrower shall make a mandatory prepayment of principal in the amount of $3,000,000 on March 31, 2002, which prepayment shall be applied first to the outstanding principal balance of the Term Loan and then to the outstanding principal balance of the Revolving Loans; provided, however, that to the extent that Borrower makes voluntary prepayments on the Term Loan prior to March 31, 2002, the amount of the mandatory prepayment required by this Section 3.3(b)(iv) shall be reduced on a dollar for dollar basis.

     SUBPART 2.4. Amendment to Section 3.3(c). Section 3.3(c) of the Credit Agreement is amended to change the reference to "Section 3.3(b)(ii)" to "Sections 3.3(b)(ii), (iii) and (iv)".

     SUBPART 2.5. Amendment to Section 7.1(b)(i)(B). Section 7.1(b)(i)(B) of the Credit Agreement is amended to change the reference to "April 7, 2000" to "February 13, "2001".

     SUBPART 2.6. Amendment to Section 7.1(b)(v). Section 7.1(b)(v) of the Credit Agreement is amended and restated in its entirety to read as follows:

                    (v) commencing with the week beginning April 9, 2001, within three Business Days following the end of each calendar week, a company prepared report of the rolling thirteen (13) week forecast of cash flows for the Consolidated Group in a form reasonably acceptable to the Agent (a "Forecast"), together with (except for the initial Forecast) a reconciliation between actual cash flows for the prior week and projected cash flows for such week as set forth in the most recent previous Forecast, which projection shall include the specific identification of any accounts receivable in excess of $500,000 projected to be collected in such period and shall be in form reasonably acceptable to the Agent, together with a report of actual cash collections and disbursements for the calendar week most recently ended;

     SUBPART 2.7. Section 7.1(d). A new Section 7.1(d) is hereby added to the Credit Agreement, which section shall read as follows:

               (d) Monthly Reports. During the last week of each calendar month (or, if meeting such week is impractical, then during the first week of the following calendar month), on a date mutually agreed upon by the Agent, the Lenders and the Borrower, the Borrower will discuss the Consolidated Group's financial performance and operations with the Agent and the Lenders. Upon the request of the Lenders with reasonable notice, the Borrower shall meet with the Agent and the Lenders at a site of a Borrower's or Subsidiary's operations, as designated by the Lenders, for such discussion. At least three Business Days prior to the date of the Borrower's discussion, the Borrower shall provide to the Agent and the Lenders a package of information that shall include the following reports:

                    (i) A report on the operations for the prior month and
               year-to-date and a variance analysis versus prior estimate, budget and the prior year.

                    (ii) A report of the status of the physical move of the
               Borrower's TelAc operations, including any time and budget variances.

                    (iii) A report on the status of the Borrower's efforts to
               lease equipment to avoid additional Capital Expenditures.

                    (iv) A report containing a projection for the balance of the current fiscal quarter and the then remaining calendar year and a variance analysis showing of changes from prior projections. The projection shall include an income statement for each operation, consolidated income statement, consolidated balance sheet, capital expenditure projections, and cash flow projections. Revenue projections by client shall accompany the forecast showing confirmed booked business, confirmed business which does not yet have an assigned start date, and outstanding proposals with an estimated probability of acceptance of greater than 50%. However, for Subsidiaries AM Medica Communications, Ltd. and Hispanic Market Connections, Inc., the revenue forecast shall show only confirmed booked business, and a verbal update of projected business shall be provided the Lenders.

     SUBPART 2.8. Amendment to Section 7.9. Sections (a), (b), (d), (e) and (f) appearing in Section 7.9 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

          (a) Consolidated Leverage Ratio. As of the end of each quarter set forth below, the Consolidated Leverage Ratio for such quarter shall be not greater than the ratios set forth below:

               Quarter Ending                     Maximum Ratio
               --------------                     -------------

               March 31, 2001                     6.600:1.00
               June 30, 2001                      6.900:1.00
               September 30, 2001                 7.800:1.00
               December 31, 2001                  5.625:1.00
               March 31, 2002                     5.050:1.00
               June 30, 2002                      4.650:1.00
               September 30, 2002                 4.460:1.00
               December 31, 2002                  4.065:1.00

          (b) Consolidated Fixed Charge Coverage Ratio. As of the end of each quarter set forth below, the Consolidated Fixed Charge Coverage Ratio for such quarter shall be not less than the ratios set forth below:

               Quarter Ending                     Minimum Ratio
               --------------                     -------------

               March 31, 2001                      .610:1.00
               June 30, 2001                       .700:1.00
               September 30, 2001                  .760:1.00
               December 31, 2001                   1.00:1.00
               March 31, 2002                      1.00:1.00
               June 30, 2002                       1.00:1.00
               September 30, 2002                  1.00:1.00
               December 31, 2002                   1.00:1.00

          (d) Consolidated Senior Leverage Ratio. As of the end of each quarter set forth below, the Consolidated Senior Leverage Ratio for such quarter shall be not greater than the ratios set forth below:

              Quarter Ending                     Maximum Ratio
              --------------                     -------------

              March 31, 2001                     5.300:1.00
              June 30, 2001                      5.650:1.00
              September 30, 2001                 6.450:1.00
              December 31, 2001                  4.700:1.00
              March 31, 2002                     3.850:1.00
              June 30, 2002                      3.480:1.00
              September 30, 2002                 3.280:1.00
              December 31, 2002                  3.020:1.00

          (e) Capital Expenditures. The aggregate amount of Capital Expenditures for the Consolidated Group shall not exceed:

                                                 Cumulative Amount for
              Quarter Ending                     Fiscal Year
              --------------                     ---------------------


              March 31, 2001                     $1,834,000
              June 30, 2001                      $3,461,725
              September 30, 2001                 $3,894,350
              December 31, 2001                  $4,149,725
              March 31, 2002                     $  650,000
              June 30, 2002                      $1,200,000
              September 30, 2002                 $1,800,000
              December 31, 2002                  $2,200,000

          (f) Minimum Consolidated EBITDA. Consolidated EBITDA for each twelve-month period ending on the dates set forth below shall be not less than the respective amounts set forth below:

              Twelve-Month Period Ending         Amount
              --------------------------         ------

              March 31, 2001                     $6,500,000
              June 30, 2001                      $6,200,000
              September 30, 2001                 $5,500,000
              December 31, 2001                  $7,400,000
              March 31, 2002                     $7,800,000
              June 30, 2002                      $8,400,000
              September 30, 2002                 $8,600,000
              December 31, 2002                  $9,000,000

     SUBPART 2.9. Section 7.17. A new Section 7.17 is hereby added to the Credit Agreement, which section shall read as follows:

          7.17 Investment Banker.

          On or before May 15, 2001, the Borrower shall retain, upon terms and conditions reasonably acceptable to the Lenders, an experienced and qualified investment banker reasonably acceptable to the Lenders (the "Investment Banker") to assist the Borrower in connection with possible strategic transactions, including, without limitation, (i) the sale by the Borrower of all or part of its assets and/or (ii) debt and/or equity financing, with one of the stated aims and purposes of such retention being the satisfaction of the Borrower's Obligations to the Lenders. The Borrower shall cause the Investment Banker, as the Lenders may reasonably request, to meet periodically with the Lenders, with the Borrower present, to report upon the Investment Banker's findings, reports and recommendations. The Borrower shall direct the Investment Banker to provide to the Lenders all offers and serious indications of interest received from potential purchasers of the Borrower's assets or equity interests promptly after such offers or indications of interest are received. The Borrower shall not terminate the Investment Banker's services prior to the scheduled expiration of the engagement unless it immediately replaces the Investment Banker (upon similar terms and scope) with another investment banker with similar experience and reputation that is reasonably acceptable to the Lenders. The Borrower shall not deny the Investment Banker access to information necessary to perform services within the scope of the Investment Banker's engagement.

     SUBPART 2.10. Amended Schedule of Commitments. Schedule 2.1(a) is hereby amended, restated and replaced in its entirety by the Schedule 2.1(a) that is attached hereto.

                                    PART III
                                     WAIVER

     SUBPART 3.1. Waiver of Acknowledged Events of Default. The Lenders hereby waive the Acknowledged Events of Default.


                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

     This Amendment shall be and become effective the date upon which the last of the conditions set forth in this Part IV shall have been satisfied.

     SUBPART 4.1. Execution of Counterparts of Amendment. The Agent shall have received executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors and the Lenders.

     SUBPART 4.2. Registration Rights Agreement. The Agent shall have received a fully executed copy of the Registration Rights Agreement.

     SUBPART 4.3. Warrant and Warrant Escrow Agreement. The Agent shall have received a copy of the Warrant and Warrant Escrow Agreement executed by the Borrower.

     SUBPART 4.4. Legal Opinion. The Agent shall have received opinions of counsel for the Credit Parties relating to the Amendment and related Credit Documents, in form and substance satisfactory to the Agent.

     SUBPART 4.5. Fees and Expenses. The Borrower shall have reimbursed the Agent and the Lenders for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by them in connection with or related to the negotiation, drafting and execution of this Amendment and any and all other and previous forbearance or amendment documentation.

                                     PART V
                                  MISCELLANEOUS

     SUBPART 5.1. Instrument Pursuant to Credit Agreement; Conflict. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. If there is any inconsistency or conflict between this Amendment and the Credit Agreement, the provisions of this Amendment shall govern and control.

     SUBPART 5.2. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this Amendment (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, and, in the case of the Borrower, the Warrant Documents, and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment and, in the case of the Borrower, the Warrant Documents, (ii) the Credit Parties have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of their obligations thereunder, (iii) the representations and warranties contained in Section 6 of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date), (iv) after giving effect to this Amendment and the Warrant Documents, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby; (v) the audited financial statements of Borrower for fiscal year ended 2000 will not reflect any material negative variance from Borrower's internally prepared financial statements for fiscal year ended 2000 and (vi), except as specifically set forth in Schedule 8.1 of the Credit Agreement, as amended, no earn-out payments are due any entity by any Credit Party.

     SUBPART 5.3. Warrant Representations and Warranties. The Borrower hereby represents and warrants that: (i) the issued and outstanding common equity securities of the Borrower, as well as the total authorized options under the Borrower's stock option plan and the issued and outstanding preferred equity securities are set forth on Schedule I to this Amendment; (ii) except as set forth on Schedule I, the Borrower has not issued any other shares of its common stock and (other than contingent payment obligations under earnouts of which the Lenders are aware) there are no further subscriptions, contracts or agreements for the issuance or purchase of any other or additional common equity securities in the Borrower, either in the form of options, agreements, warrants, calls, convertible securities or other similar rights, other than the Warrant; (iii) the Warrant and all of the outstanding shares of common stock under the Warrant will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws; (iv) the number of shares of the Borrower's common stock reserved for issuance as set forth on
Schedule I is not subject to adjustment by reason of the issuance of the Warrant or the common stock issuable upon the exercise thereof; (v) except as set forth on Schedule I, no registration rights under the Securities Act have been granted by the Borrower with respect to its equity securities; (vi) the offer and sale of the Warrant and the common stock to be issued upon exercise of the Warrant, are not required to registered pursuant to Section 5 of the Securities Act or any state securities laws; (vii) neither the Borrower nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Warrant (or the common stock to be issued upon exercise of the Warrant) so as to bring the issuance of the Warrant within the registration provisions of the Securities Act or any state securities laws; and (viii) all prior offerings and sales of securities of the Borrower were in compliance with all applicable federal and state securities laws.

     SUBPART 5.4. Liens. The Borrower and the Guarantors, as applicable, affirm the liens and security interests created and granted in the Credit Documents and agree that this Amendment shall in no manner adversely affect or impair such liens and security interest.

     SUBPART 5.5. Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

     SUBPART 5.6. No Other Changes. Except as expressly modified in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

     SUBPART 5.7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts (including facsimile counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to the Agent.

     SUBPART 5.8. Entirety. This Amendment, the Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. The Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

     SUBPART 5.9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

     SUBPART 5.10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 5.11. Release. In consideration of the Lenders' willingness to enter into this Amendment, each of the Credit Parties hereby releases the Agent, the Lenders, and the Agent's and the Lenders' respective officers, employees, affiliates, representatives, agents, counsel, trustees and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

     IN WITNESS WHEREOF the Borrower, the Guarantors and the Lenders have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                           ACCESS WORLDWIDE COMMUNICATIONS, INC.
--------


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

GUARANTORS:                         ASH CREEK, INC.
----------


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

                                    TLM HOLDINGS, CORP.


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

                                    STURGES POND, INC.


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

                                    PHOENIX MARKETING GROUP (HOLDINGS), INC.


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:


                             [Signatures continue.]

                                    TELEMANAGEMENT SERVICES, INC.


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

                                    HISPANIC MARKET CONNECTIONS, INC.


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

                                    AM MEDICA COMMUNICATIONS, LTD.


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

                                    AWWC TEXAS I, L.P.


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:









                             [Signatures continue.]

LENDERS:                   BANK OF AMERICA, N.A., successor to
-------
                           NationsBank, N.A., individually in its capacity as a Lender and in its capacity as Agent

                           By:
                              ---------------------------------
                           Name:
                                -------------------------------
                           Title:
                                 ------------------------------


                           ARK CLO 2000-1, LIMITED

                           By:  Patriarch Partners, LLC
                                its Collateral Manager

                                By:
                                   ---------------------------------
                                Name:
                                     -------------------------------
                                Title:
                                      ------------------------------


                           FLEET NATIONAL BANK


                           By:
                              ---------------------------------
                           Name:
                                -------------------------------
                           Title:
                                 ------------------------------


                           EUROPEAN AMERICAN BANK


                           By:
                              ---------------------------------
                           Name:
                                -------------------------------
                           Title:
                                 ------------------------------